NUVEEN INVESTMENT TRUST V

AMENDED ESTABLISHMENT AND DESIGNATION OF CLASSES

WHEREAS, on September 27, 2006, the Trustees of Nuveen Investment Trust V, a Massachusetts business trust (the “Trust”), acting pursuant to Sections 1 and 2 of Article IV of the Declaration of Trust dated September 27, 2006 (the “Declaration”), divided the Shares of its series into five classes of shares, Class A Shares, Class B Shares, Class C Shares, Class D Shares and Class R Shares, effective as of that date;

WHEREAS, the Trustees of the Trust, on May 1, 2008, renamed the class of shares known as Class R Shares to Class I Shares and further divided unissued Shares of its series into a sixth class of shares, Class R3 Shares;

WHEREAS, the Trustees of the Trust, on April 13, 2016, further divided unissued Shares of its series into a seventh class of shares, Class R6 Shares;

WHEREAS, the Trustees of the Trust now desire to further divide unissued Shares of its series into an eighth class of shares, Class T Shares, effective as of November 18, 2016;

NOW THEREFORE, the Trustees do hereby amend the Trust’s Establishment and Designation of Classes to add such eighth class of shares, as follows:

1.    The eight Classes of Shares are designated “Class A Shares,” “Class B Shares,” “Class C Shares,” “Class D Shares”, “Class I Shares”, “Class R3 Shares”, “Class R6 Shares” and “Class T Shares.”

2.    Each Class shall be entitled to all the rights and preferences accorded to Shares under the Declaration.

3.    The number of Shares of each Class designated hereby shall be unlimited.

4.    The purchase price of each Class , the method of determination of the net asset value of each Class, the price, terms and manner of redemption of each Class, any conversion or exchange feature or privilege of each Class, and the relative dividend rights of the holders of each Class shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the

Trust’s registration statement under the Securities Act of 1933, as amended (the “Prospectus”).

5.    Each Class shall bear the expenses of payments under any distribution and service agreements entered into by or on behalf of the Trust with respect to that Class, and any other expenses that are properly allocated to such Class in accordance with the Investment Company Act of 1940, or any rule or order issued thereunder and applicable to the Trust (the “1940 Act”).

6.    As to any matter on which shareholders are entitled to vote, all Classes of a series shall vote together as a single class; provided however, that notwithstanding the provisions of Section 4 of Article IX of the Declaration to the contrary, (a) as to any matter with respect to which a separate vote of any Class is required by the 1940 Act or is required by a separate agreement applicable to such Class, such requirements as to a separate vote by the Class shall apply, (b) except as required by (a) above, to the extent that a matter affects more than one Class and the interests of two or more Classes in the matter are not materially different, then the Shares of such Classes whose interests in the matter are not materially different shall vote together as a single Class, but to the extent that a matter affects more than one Class and the interests of a Class in the matter are materially different from that of each other Class, then the Shares of such Class shall vote as a separate class; and (c) except as required by (a) above or as otherwise required by the 1940 Act, as to any matter which does not affect the interests of a particular Class, only the holders of Shares of the one or more affected Classes shall be entitled to vote.

7.    The designation of Class A Shares, Class B Shares, Class C Shares, Class D Shares, Class I Shares, Class R3 Shares, Class R6 Shares and Class T Shares hereby shall not impair the power of the Trustees from time to time to designate additional classes of Shares of the Trust.

8.    Subject to the applicable provisions of the 1940 Act, the Trustees may from time to time modify the preferences, voting powers, rights and privileges of any of the Classes designated hereby or redesignate any of the Classes designated hereby without any action or consent of the Shareholders.

IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 16th day of November, 2016.

/s/ William Adams IV	/s/ Margo L. Cook
William Adams IV,	Margo L. Cook,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Jack B. Evans	/s/ William C. Hunter
Jack B. Evans,	William C. Hunter,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ David J. Kundert	/s/ Albin F. Moschner
David J. Kundert,	Albin F. Moschner,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ John K. Nelson	/s/ William J. Schneider
John K. Nelson,	William J. Schneider,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Judith M. Stockdale	/s/ Carole E. Stone
Judith M. Stockdale,	Carole E. Stone,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Terence J. Toth	/s/ Margaret L. Wolff
Terence J. Toth,	Margaret L. Wolff,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606